Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)           The accompanying quarterly report on Form 10-Q for the period ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2010

/s/ Stryker Warren, jr.
Stryker Warren, jr. Chief Executive Officer

/s/ Brian J. Smrdel
Brian J. Smrdel Chief Financial Officer